Exhibit 99.1

25 September 2025

Flutter Entertainment plc (the “Company”)

Block Listing Application

A block listing application has been made to the Financial Conduct Authority and the London Stock Exchange for, in aggregate, 1,505,000 Ordinary Shares of €0.09 each in the Company, in respect of the vesting of awards and, where applicable, the exercise of options pursuant to the following share plans:

(i) Flutter Entertainment plc 2015 Deferred Share Incentive Plan;

(ii) Flutter Entertainment plc 2015 Medium Term Incentive Plan;

(iii) Flutter Entertainment plc 2016 Long Term Incentive Plan;

(iv) Flutter Entertainment plc Sharesave Scheme;

(v) Flutter Entertainment plc Restricted Share Plan;

(vi) Flutter Entertainment plc Restricted Share Plan 2022 Supplementary Restricted Share Plan;

(vii) The Stars Group Inc. Equity Incentive Plan;

(viii) Flutter Entertainment plc 2023 Long Term Incentive Plan;

(ix) Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan; and

(x) Flutter Entertainment plc 2024 Management equity Award Plan to be admitted to (i) listing on the equity shares (international commercial companies secondary listing) category of the Official List of the Financial Conduct Authority and (ii) trading on the London Stock Exchange’s main market for listed securities.

Admission is expected to become effective on 29 September 2025.

When issued all of the above shares will be fully paid and will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455